EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hatteras Core Alternatives Fund, L.P., does hereby certify, to such officer's knowledge, that the report on Form N-CSR of the Hatteras Core Alternatives Fund, L.P., for the year ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Hatteras Core Alternatives Fund, L.P. for the stated period.

/s/ David B. Perkins	/s/ Candi Hughes
David B. Perkins President, Hatteras Core Alternatives Fund, L.P.	Candi Hughes Treasurer, Hatteras Core Alternatives Fund, L.P.

Dated:	June 6, 2018

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Hatteras Core Alternatives Fund, L.P. for purposes of Section 18 of the Securities Exchange Act of 1934.